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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST& YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-79133) pertaining to the 1996 Stock Plan, Employee Stock Purchase Plan and Non-Employee Directors' Stock Option of Aurora Biosciences Corporation of our report dated February 10, 2000, with respect to the financial statements of Aurora Biosciences Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                            /s/ Ernest & Young LLP
                                            ----------------------
                                            ERNST & YOUNG LLP

San Diego, California
March 8, 2000